UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 7, 2025

GoodRx Holdings, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-39549	47-5104396
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2701 Olympic Boulevard Santa Monica, California	90404
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (855) 268-2822

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.0001 par value per share	GDRX	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Chief Financial Officer Transition

On January 7, 2025, Karsten Voermann submitted his resignation as Chief Financial Officer of GoodRx Holdings, Inc. (the “Company”), effective January 17, 2025 (the “Effective Date”) for personal reasons. Mr. Voermann’s resignation was not a result of any disagreement between the Company and Mr. Voermann on any matter related to the operations, policies, or practices of the Company. The Company thanks Mr. Voermann for his years of contribution and service to the Company.

On January 10, 2025, the Board of Directors (the “Board”) of the Company appointed Romin Nabiey, the Company’s current Chief Accounting Officer, as Interim Chief Financial Officer of the Company, effective as of the Effective Date, while the Company undertakes a search to identify a permanent successor. The Board designated Mr. Nabiey as principal financial officer, effective as of the Effective Date. For the avoidance of doubt, Mr. Nabiey will continue to serve as the Company’s Chief Accounting Officer and principal accounting officer.

Romin Nabiey, 38, has served as the Company’s Chief Accounting Officer since April 2022. From May 2017 to April 2022, Mr. Nabiey served in various controllership roles at the Company, including as Senior Vice President, Corporate Controller from September 2020 to April 2022, Vice President, Finance & Corporate Controller from January 2019 to September 2020, and Controller from May 2017 to December 2019. Prior to joining the Company, Mr. Nabiey served in management-level accounting and finance roles at Doctor Evidence, LLC and NantWorks, LLC, a pharmaceutical technology company and a private equity firm in the life science industry, respectively. Prior to those roles, Mr. Nabiey worked as an auditor at Ernst & Young. Mr. Nabiey is a licensed CPA and holds a B.A. in Accounting and a B.A. in Finance from California State University, Fullerton. There are no transactions in which the Company is a party and in which Mr. Nabiey has a material interest subject to disclosure under Item 404(a) of Regulation S-K. There are no family relationships between Mr. Nabiey and any of the Company’s current or former directors or executive officers.

Mr. Nabiey has entered into the Company’s standard indemnification agreement for directors and officers, the form of which was previously filed by the Company as Exhibit 10.1 to the Registration Statement on Form S-1/A (File No. 333-248465) initially filed by the Company with the SEC on September 14, 2020.

Voermann Separation Agreement

In connection with Mr. Voermann’s departure from the Company, the Company expects to enter into a Separation Agreement & Release with Mr. Voermann (the “Separation Agreement”). Pursuant to the Separation Agreement, (i) any outstanding and vested stock options held by Mr. Voermann as of the Effective Date will remain outstanding and exercisable through (and including) January 17, 2026 and (ii) Mr. Voermann will remain entitled to receive any earned 2024 annual cash incentive bonus.

In exchange for the consideration provided in the Separation Agreement, Mr. Voermann will agree to release and discharge GoodRx, the Company and related parties from any and all claims and causes of action arising out of, or in any way related to, agreements, events, acts or conduct at any time prior to and including the Effective Date, except for certain claims such as such claims that by law cannot be waived as a matter of law. The Separation Agreement also contains a non-disparagement clause and certain other customary provisions.

Following the Effective Date, Mr. Voermann will continue to be subject to a proprietary information and invention assignment agreement containing confidentiality, intellectual property assignment and other covenants.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GOODRX HOLDINGS, INC.

Date: January 13, 2025	By:	/s/ Wendy Barnes
Name: Wendy Barnes Title: Chief Executive Officer